Exhibit 5.12

James B. West

Edgar F. Hansell

R. Craig Shives

Keith E. Luchtel

Robert A. VanOrsdel

Richard J. Sapp

G. R. Neumann

Gregory P. Page

Randall G. Horstmann

Jay Eaton

Bradford L. Austin

Sara J. Sersland

Hayward L. Draper

Michael W. Thrall

Mark C. Dickinson

Gregory B. Wilcox

John F. Lorentzen

Rod Kubat

Steven J. Roy

Frank B. Harty

James C. Wine

Bruce W. Baker

Steven H. Lytle

Terry C. Hancock

Anthony A. Longnecker

Kevin H. Collins

Joseph A. Quinn

Wade H. Schut

Mark D. Aljets

G. Thomas Sullivan

Thomas H. Walton

Willard L. Boyd III

Jeffrey W. Courter

Hallie E. Still-Caris

David W. Benson

Brian J. Humke

Paula S. Dierenfeld

Coreen K. Sweeney

Antonio Colacino

Jill M. Stevenson

Angel A. West

Angela L. Watson Cook

Mary E. Funk

Randall D. Armentrout

Thomas M. Cunningham

Denise M. Mendt

Robert D. Andeweg

Debra L. Hulett

Mark A. Schultheis

John T. Clendenin

Neal K. Westin

Stephanie L. Marett

Cory R. Harris

Stephanie G. Techau

Brad C. Epperly

Scott A. Sundstrom

Angela C. Brick

Benjamin P. Roach

Victoria A. Feilmeyer

Jason L. Giles

K. Dwayne Vande Krol

Kathleen K. Law

Mitchell R. Kunert

David J. Bright

Stacey L. Hall

Kristina M. Stanger

Michael J. Dayton

Anna W. Mundy

Matthew R. Eslick

Christian P. Walk

David T. Bower

Jay P. Syverson

Ryan G. Koopmans

Frances M. Haas

Jess W. Vilsack

Neal A. Coleman

Reed S. Williams

Katie Graham

REGISTERED PATENT
ATTORNEYS

Glenn Johnson

Robert W. Hoke

Wendy K. Marsh

Ryan N. Carter

Sarah J. Gayer

OF COUNSEL

L. R. Voigts

Gerald J. Newbrough

Drew R. Tillotson

Frank B. Comfort

Russell E. Schrage

Roger L. Ferris

Luther L. Hill, Jr.

Keri K. Farrell-Kolb

November 22, 2011

Burlington Coat Factory Warehouse Corporation

1830 Route 130 North

Burlington, New Jersey 08016

Re: Guarantee of Burlington Coat Factory of Iowa, LLC

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special Iowa counsel to Burlington Coat Factory of Iowa, LLC, an Iowa limited liability company (the “Iowa Guarantor”), in connection with the proposed registration by Burlington Coat Factory Warehouse Corporation, a Delaware corporation (the “Issuer”), of $450,000,000 in aggregate principal amount of the Issuer’s 10% Senior Notes due 2019 (the “Exchange Notes”), to be guaranteed by the Iowa Guarantor and by certain other guarantors affiliated with the Issuer (the “Other Guarantors”), pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about July 15, 2011. Such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement.” The Exchange Notes are to be issued pursuant to the Indenture dated as of February 24, 2011 (the “Indenture”) by and among the Issuer, the Iowa Guarantor, the Other Guarantors and Wilmington Trust FSB, as trustee. The Exchange Notes are to be issued in exchange for and in replacement of the Issuer’s 10% Senior Notes due 2019 issued on February 24, 2011 (the “Old Notes”), of which $450,000,000 in aggregate principal amount is outstanding and is subject to the exchange offer pursuant to the Registration Statement.

Burlington Coat Factory Warehouse Corporation

November 22, 2011

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, limited liability company or other organizational records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Indenture, including the form of the Exchange Notes attached to the Indenture as Exhibit A and the form of Notational Guarantee attached to the Indenture as Exhibit B to be executed and delivered by the Iowa Guarantor (the “Iowa Guarantee”) and by the Other Guarantors (the “Other Guarantees”), (ii) the certificate of organization and operating agreement of the Iowa Guarantor, (iii) resolutions of the Iowa Guarantor with respect to the issuance of the Iowa Guarantee, (iv) the Registration Statement, and (v) the Registration Rights Agreement, dated as of February 24, 2011, by and among the Issuer, the Iowa Guarantor, the Other Guarantors and Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Iowa Guarantor, the due authorization of all documents by the parties thereto other than the Iowa Guarantor and the execution and delivery of all documents by the parties thereto. As to any facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of the Issuer and the Iowa Guarantor.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes and the Iowa Guarantee (together with the Other Guarantees) have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to holders of the Old Notes in exchange for the Old Notes and the guarantees related thereto, the Iowa Guarantee will be a validly issued and binding obligation of the Iowa Guarantor.

We hereby consent to the filing of this opinion as Exhibit 5.12 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Burlington Coat Factory Warehouse Corporation

November 22, 2011

Our opinion herein is based solely upon the existing laws of the State of Iowa, and we express no opinion as to the laws or regulations of other states or jurisdictions, including federal law, or with respect to the effect of noncompliance under any such laws or regulations. Notwithstanding the fact that the Iowa Guarantee does not expressly adopt the laws of the State of Iowa or the law of any other jurisdiction as the governing law, we have assumed that the laws of the State of Iowa (excluding conflicts of laws principles) govern the Iowa Guarantee. None of the opinions or other advice contained in this letter considers or covers any foreign, federal or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

We have also assumed that the execution and delivery of the Indenture and the Iowa Guarantee by the Iowa Guarantor and the performance of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Iowa Guarantor is bound.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

Yours very truly,

/s/ Nyemaster, Goode, West, Hansell & O’Brien, P.C.

NYEMASTER, GOODE, WEST,
HANSELL & O’BRIEN, P.C.